UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2008

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)
(856) 917-1744
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On March 27, 2008, PHH Corporation (“PHH”, “Company”, “we” or “our”) reclassified 8,910,000 shares of authorized and unissued preferred stock, par value $0.01 per share, of the Company into the same number of authorized and unissued shares of common stock, par value $0.01 per share, of the Company subject to further classification or reclassification and issuance by the Company’s Board of Directors. The Company reclassified the shares in order to ensure that a sufficient number of authorized and unissued shares of common stock of the Company will be available to underlie the convertible senior notes it proposes to offer, as described in more detail in Item 8.01, below. As a result of such reclassification, the number of shares of common stock the Company is authorized to issue increased to 108,910,000 shares and the number of shares of preferred stock the Company is authorized to issue decreased to 1,090,000 shares. PHH filed Articles Supplementary effecting the reclassification with the Maryland State Department of Assessments and Taxation on March 27, 2008. The summary set forth above is qualified in its entirety by reference to the full text of the Articles Supplementary, a copy of which is attached to this Current Report on Form 8-K (“Form 8-K”) as Exhibit 3.1 and incorporated herein by reference.

Item 8.01.	Other Events.
     On March 27, 2008 the Company issued a press release announcing its intention to offer $150 million in aggregate principal amount of convertible senior notes and a 30-day over-allotment option, beginning on and including the first date of original issue of the notes, to purchase up to $22.5 million additional aggregate principal amount of the notes, subject to market and other conditions. A copy of this press release is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
Exhibit 3.1	Articles Supplementary of PHH Corporation filed with the Maryland State Department of Assessments and Taxation on March 27, 2008.
Exhibit 99.1	Press Release dated March 27, 2008.
Forward-Looking Statements
     This Form 8-K and the exhibit hereto contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include the Company’s intention to offer $150 million in aggregate principal amount of convertible senior notes and a 30-day over-allotment option, beginning on and including the first date of original issues of the notes, to purchase up to $22.5 million additional aggregate principal amount of the notes, subject to market and other conditions. These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects ”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.
You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” in our periodic reports under the Securities Exchange Act of 1934, as amended, and those risk factors included as “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007, in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION
	By:	/s/ Clair M. Raubenstine
	Name:	Clair M. Raubenstine
Dated: March 27, 2008	Title:	Executive Vice President and Chief Financial Officer